UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2015

Synergy Strips Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-55098	99-0379440
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	ID Number)

3435 Ocean Park #107-447, Santa Monica, CA	90405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (615) 939-9004

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Loan and Warrants

On January 22, 2015, Synergy Strips, Inc. (the “Company”) entered into a Loan and Security Agreement (“Loan Agreement”) with Knight Therapeutics (Barbados) Inc. (“Knight”), pursuant to which Knight agreed to loan the Company $6.0 million (the “Loan”), and which amount was borrowed at closing (the “Financing”) for the purpose of acquiring the Focus Factor Business (defined below). At closing, the Company paid Knight an origination fee of $120,000 and a work fee of $60,000 and also paid $40,000 of Knight’s expenses associated with the Loan. The Loan bears interest at a rate of 15% per year; provided, however, that upon the occurrence of an equity or convertible equity offering by the Company of at least $1.0 million, the interest rate will drop to 13% per year. Interest accrues quarterly and is payable in arrears on March 31, June 30, September 30 and December 31 in each year, beginning on March 31, 2015.

All outstanding principal and accrued and unpaid interest is due on the earliest to occur of either January 20, 2017 (the “Maturity Date”), or the date that Knight, in its discretion, accelerates the Company’s obligations due to an event of default. The Company may extend the Maturity Date for two successive additional 12-month periods if the Company’s revenues exceed $13.0 million and its EBITDA exceeds $2.0 million for the 12-month period ending March 31, 2016. Principal payments under the Loan Agreement commence on June 30, 2015 and continue quarterly as set forth on the Repayment Schedule to the Loan Agreement.

Subject to certain restrictions, the Company may prepay the outstanding principal of the Loan (in whole but not in part) at any time if the Company pays a concurrent prepayment fee equal to the greater of (i) the total unpaid annual interest that would have been payable during the year in which the prepayment is made if the prepayment is made prior to the first anniversary of the closing, and (ii) $300,000. The Company’s obligations under the Loan Agreement are secured by a first priority security interest in all present and future assets of the Company. The Company also agreed to not pledge or otherwise encumber its intellectual property assets, subject to certain customary exceptions.

The Loan Agreement includes customary representations, warranties, and affirmative and restrictive covenants, including covenants to attain and maintain certain financial metrics, and to not merge or dispose of assets, acquire other businesses (except for businesses substantially similar or complementary to the Company’s business and the aggregate consideration to be paid does not exceed $100,000) or make capital expenditures in excess of $100,000 over the Company’s annual business plan in any year. The Loan Agreement also includes customary events of default, including payment defaults, breaches of covenants, change of control and material adverse effect default. Upon the occurrence of an event of default and during the continuation thereof, the principal amount of the Loan will bear a default interest rate of an additional 5%.

In connection with the Loan Agreement, the Company issued to Knight a warrant that entitles Knight to purchase 4,595,187 shares of common stock of the Company (“Common Stock”) on or prior to close of business on January 30, 2015 (the “ST Warrant”). The aggregate exercise price per share of the Common Stock under the ST Warrant is $1.00. Knight exercised the ST Option on January 22, 2015. Also in connection with the Loan Agreement, the Company issued to Knight a warrant to purchase 3,584,759 shares of Common Stock on or prior to the close of business of January 22, 2025 (the “LT Warrant”). The exercise price per share of the Common Stock under the LT Warrant is $0.34. The LT Warrant provides for cashless exercise. The LT Warrant also provides that in the event the closing price of the Common Stock remains above $1.00 for six consecutive months, Knight will forfeit the difference between the number of shares acquired under the LT Warrant prior to 90 days after such six-month period, and 25% of the shares purchasable under the LT Warrant.

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Asset Purchase Agreement

On January 22, 2015 (the “Closing Date”), the Company entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Factor Nutrition Labs, LLC, a Delaware limited liability company (the “Seller”),Vita Partners, LLC, RPR Partners, LLC, and Thor Associates, Inc. (each a “Principle Owner”). Pursuant to the Purchase Agreement, the Company purchased all of the assets of the Seller’s line of business and products called FOCUS Factor (the product plus the business related to the product is collectively referred to as the “Focus Factor Business”) and assumed the accounts payable and contractual obligations of the Focus Factor Business for an aggregate purchase price of $6.0 million, with $4.5 million paid on the Closing Date, and $750,000 to be paid on or before January 20, 2016 and an additional $750,000 to be paid on or before January 20, 2017.

The Purchase Agreement contains customary representations and warranties and covenants by each party. The Purchase Agreement contains customary indemnification provisions in favor of the Company, including, subject to certain limitations, whereby the Seller and each of the Principal Owners agree to indemnify the Company and its affiliates for any losses arising out of any breach of their representations or warranties and any breach or failure to perform of their covenants under the Purchase Agreement, among others.

The Purchase Agreement also provides that during the period beginning on the Closing Date and ending on the fifth anniversary of the Closing Date (the “Restricted Period”), the Seller, the Principal Owners (other than Thor Associates, Inc.), and their respective affiliates agree to not, among other things, (i) compete against the Focus Factor Business, (ii) solicit any employee or consultant providing services in connection with the Focus Factor Business (a “Covered Employee”), (iii) hire any former Covered Employee who left employment or retention by the Company within one year of such departure, or (iv) solicit any customer or supplier of the Company who was a customer or supplier within the two years prior to the solicitation to the extent such business is similar to the business conducted by such customer or supplier with the Company.

Distribution Agreement

On January 22, 2015, the Company and Knight entered into a Distribution, License and Supply Agreement (the “Distribution Agreement”), pursuant to which the Company granted to Knight an exclusive license to commercialize FOCUSFactor, FOCUSFactor Kids and Synergy Strip and all improvements thereto (together the “Licensed Products”) and appointed Knight as the exclusive distributor to offer to sell and sell the Licensed Products in Canada, and, at Knight’s election, one or more of Israel, Russia, and Sub-Saharan Africa. The Distribution Agreement provides that Knight may sublicense its rights or use sub-distributors under the Distribution Agreement on terms consistent with the terms of the Distribution Agreement. During the term of the Distribution Agreement, Knight agrees to obtain from the Company all its requirements for the Licensed Products and the Company agrees to supply the Licensed Products at its adjusted production cost plus a designated percentage and any applicable taxes.

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Pursuant to the Distribution Agreement, Knight agrees to not (i) knowingly solicit or accept orders of Licensed Products from any customer outside the Territory, (ii) knowingly distribute Licensed Products for sale or use outside the Territory, or (iii) supply any third party distributor with Licensed Products after Knight has actual knowledge that such third party has distributed or offered to distribute Licensed Products outside the Territory. Similarly, under the terms of the Distribution Agreement, the Company agrees that it will not (i) knowingly solicit or accept orders of Licensed Products from a customer in the Territory, (ii) knowingly distribute Licensed Products for sale or use in the Territory, or (iii) supply any third party distributor with Licensed Products after the Company has actual knowledge that such third party has distributed or offered to distribute Licensed Products in the Territory.

The Distribution Agreement includes customary representations and warranties and covenants by the parties, each of which also agrees to customary indemnification provisions. In the event of a long term inability by the Company to supply Knight with the Licensed Products, Knight is entitled to require, among other remedies, the Company to grant a Knight-designated third party a non-exclusive license to use all relevant intellectual property to manufacture and supply Knight with the Licensed Products for commercialization in the Territory. The term of the Distribution Agreement runs until 15 years from the date of the first commercial sale of a Licensed Product in Canada, and the Distribution Agreement will automatically renew for successive 15-year periods unless either party provides the other with written notice of its intention not to renew (a “Non-Renewal Notice”). The Company agrees that in the event it issues a Non-Renewal Notice, the Company will pay to Knight a non-renewal fee equal to the net sales of the Licensed Products achieved by Knight in the Territory during the eight calendar quarters preceding the date of such notice, plus all applicable taxes.

Distribution Option Agreement

In connection with the Loan Agreement, the Company entered into a Product Distribution Option Agreement, dated January 22, 2015 (the “Option Agreement”), pursuant to which the Company granted Knight the exclusive right to negotiate the exclusive distribution rights of any one or more of the Company’s products, including products from the Focus Factor Business, for the territories of Canada, Russia, Sub-Saharan Africa and Israel (the “Option”), pursuant to designated parameters. The Option Agreement is effective upon the date of the Option Agreement, will run until January 31, 2045, and will automatically renew thereafter for successive five-year periods unless either party provides a notice of termination prior to the Option Agreement’s expiration. If Knight does not exercise the option then the Company is free to contract for distribution with other parties, but only on terms no less favorable than those offered by Knight pursuant to the Option Agreement.

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The foregoing is a summary of the terms of the Loan Agreement, the ST Warrant, the LT Warrant, the Purchase Agreement, the Distribution Agreement and the Option Agreement (collectively, the “Transaction Documents”), and does not purport to be complete. The descriptions of the Transaction Documents are qualified in their entirety by reference to the full text of the Loan Agreement, the LT Warrant, the ST Warrant, the Purchase Agreement, the Distribution Agreement and the Option Agreement, copies of which are expected to be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information under the caption “Asset Purchase Agreement” in Item 1.01 of this Report is incorporated herein by reference.

Audited financial statements of the Focus Factor Business for the years ended December 31, 2013 and 2014 and unaudited financial statements of the Focus Factor Business for the nine months ended September 30, 2014, and unaudited pro forma balance sheet of the Focus Factor Business as of September 30, 2014, and the results of unaudited operations of the Company for the nine months ended September 30, 2014 and the years ended December 31, 2013 and 2014 as if the acquisition of the Focus Factor Business had occurred on December 31, 2013, September 30, 2014, and December 31, 2014, respectively, will be filed by amendment to this Current Report on Form 8-K not later than March 31, 2015.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Loan Agreement under the caption “Loan and Warrants” in Item 1.01 of this Report is incorporated herein by reference.

Item 3.02. Unregistered Sale of Equity Securities.

The information regarding the ST Warrant and the LT Warrant under the caption “Loan and Warrants” in Item 1.01 of this Report is incorporated herein by reference. The ST Warrant, the LT Warrant and the 4,595,187 shares of Common Stock issued upon the exercise of the ST Warrant were sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) thereof. Neither the ST Warrant nor the LT Warrant, nor the shares of Common Stock issued upon the exercise of the ST Warrant, may be offered or sold in the United States absent registration or exemption from registration under the Securities Act and any applicable state securities laws.

Item 8.01 Other Events.

On January 26, 2015, the Company issued a press release announcing the acquisition of the Focus Factor Business and the Financing. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated January 26, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNERGY STRIPS CORP.

Date: January 27, 2015	/s/ Jack Ross
Jack Ross
President and Chief Executive Officer

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